Ex-99.d

                                                                       EXHIBIT D

                                    AGREEMENT

     The undersigned agree that this Amendment No. 1 to the Schedule 13D, dated October 2, 2002, relating to the Common Stock of TFC Enterprises, Inc. shall be filed on behalf of the undersigned.





Dated:   October 2, 2002            Grand Slam Capital Partners, LP




                                    By:   /s/ MITCHELL SACKS
                                       -----------------------------------------
                                       Name:  Mitchell Sacks
                                       Title: Managing Partner


Dated:   October 2, 2002            Grand Slam General Partners, LLC




                                    By:   /s/ MITCHELL SACKS
                                       -----------------------------------------
                                       Name:  Mitchell Sacks
                                       Title: Principal